Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the R.H. Donnelley 401(k) Savings Plan of our report dated March 9, 2005, with respect to the combined financial statements of Ameritech Publishing of Illinois, Inc. and Ameritech Publishing of Illinois Partners Partnership included in R.H. Donnelley Corporation’s Annual Report (Form 10-K/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
June 27, 2005

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